EXHIBIT 5



     [LETTERHEAD OF HINKLE, COX, EATON, COFFIELD & HENSLEY]



                          June 3, 1996


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

     We refer to the proposed issuance and sale of Preferred Stock, $1 par value (the "Preferred Stock") of Southwestern Public Service Company (the "Company") and/or Debt Securities (the "Debt Securities") consisting of First Mortgage Bonds of the Company, which may be in one or more series, and/or unsecured Debentures or Notes of the Company, which may be in one or more series, for which the Company is filing a Registration Statement on Form S-3 ("Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Act"). We advise you that, in our opinion:

     (1) the Company is a corporation duly organized and existing under the laws of New Mexico;

     (2) upon (a) the Registration Statement becoming effective under the Act and the filing of a prospectus supplement relating to the Preferred Stock and/or Debt Securities under the Act,
(b) the adoption of resolutions by the Board of Directors of the Company authorizing the issuance of the Preferred Stock and/or the Debt Securities, and (c) the due execution, authentication, and delivery of the Preferred Stock and/or the Debt Securities and the full payment therefor in accordance with such authorization of the Board of Directors of the Company, the New Mexico Public Service Commission, and the Corporation Commission of Oklahoma, the Preferred Stock will have been duly authorized, validly issued, and will be fully paid and non-assessable and/or the Debt Securities will have been legally issued and will be binding obligations of the Company, and

     (3) the statements as to matters of law and legal conclusions in the Registration Statement made in reliance upon us as experts are correct.
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      We consent to the filing of this opinion as an exhibit to
the Registration Statement and to the reference to this firm under the heading "Experts" included in the prospectus forming part of the Registration Statement.

                                          Yours very truly,

                                          Hinckle, Cox, Eaton,
                                           Coffield & Hensley